Exhibit 99.4

Mount Tam Biotechnologies, Inc., Announces $5 Million in Debt Financing

NOVATO, Calif., June 14, 2016 (GLOBE NEWSWIRE) -- Mount Tam Biotechnologies, Inc. ("Mount Tam") (MNTM) has entered into a financing arrangement with an existing investor and note holder, pursuant to which Mount Tam issued a secured promissory note pursuant to which the investor has the opportunity to provide up to a total of $5,000,000 in debt financing. The same investor had previously agreed to provide up to $1,000,000 pursuant to a prior note, as described in a Current Report on Form 8-K filed with the SEC on March 31, 2016. This new $5 Million note replaces the previous note.

Richard Marshak, Chief Executive Officer of Mount Tam, said: "This is an exciting development for Mount Tam as it gives us another potential option to finance the advancement of our lead program towards an Investigational New Drug (IND) application filing."

Jim Stapleton, Chief Financial Officer of Mount Tam, said: "The continued support by this existing shareholder provides the flexibility to move our lead program towards IND, through financing at terms and conditions which we believe are favorable to current and future shareholders. The note has an annual interest rate of 3%, and gives the investor the right to convert the debt to equity at a relatively modest discount to a future equity offering price, without any warrants."

About Mount Tam Biotechnologies, Inc.

Mount Tam Biotechnologies, Inc. was established to develop, optimize and bring to market leading medical compounds to better the health and well being of millions of people who have been affected by autoimmune diseases. The organization's most advanced product focuses on the treatment of systemic lupus erythematosus (SLE).

Mount Tam has partnered with the world-renowned Buck Institute for Research on Aging through a worldwide exclusive licensing and collaboration agreement. The assets, which are focused on autoimmune diseases, are highly target-specific polyketides--a class of compounds with an extremely successful track record with the FDA drug approval process. The assets are supported by intellectual property consisting of over 45 worldwide issued patents and patent applications, including composition of matter, manufacturing and therapeutic area applications.

Mount Tam intends to apply its first and most advanced asset, TAM-01, to the Investigational New Drug (IND) application phase of the FDA. It has already completed non-GLP pre-clinical development. The primary focus is to develop TAM-01 for the treatment of systemic lupus erythematosus (SLE) in an expanding orphan drug market. Mount Tam will use the R&D conducted on TAM-01 as the core science for additional assets, including its second product known as TAM-02, which is currently focused on multiple sclerosis (MS). For more information visit www.MountTamBiotech.com

Forward-Looking Statements:

The information disclosed in this press release is made as of the date hereof and reflects Mount Tam's most current assessment of its historical position and financial performance. Actual results may differ from those contained herein due factors outside of the control of Mount Tam. Additionally, this press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections.

These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors Mount Tam identifies from time to time in its filings with the SEC. Forward-looking statements are identified by wording such as "scheduled (future sense)" "intend(s)", "plan(s)" "expect(s)", "believe(s)" "will" "estimate(s)", "anticipate(s)", "expect(s)", "may", "would", "could" or "should" or, in each case, the negative thereof, other variations thereon, or comparable terminology that implies anticipated future performance, timing of an IND application, or the results of any such application. Although Mount Tam believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Mount Tam disclaims any intention or obligation to update the forward-looking statements for subsequent events.

Contact:

Company Contact:
Jim Stapleton
Chief Financial Officer
jim@mounttambiotech.com
 Phone: 425-214-4079